UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

COLUMBIA FUNDS VARIABLE SERIES TRUST II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)Proposed maximum aggregate value of transaction:

(5)Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:

(2)Form, Schedule or Registration Statement No.:

(3)Filing Party:

(4)Date Filed:

COLUMBIA FUNDS VARIABLE INSURANCE TRUST

Columbia Variable Portfolio – Asset Allocation Fund Columbia Variable Portfolio – Contrarian Core Fund Columbia Variable Portfolio – Diversified Absolute Return Fund Columbia Variable Portfolio – Long Government/Credit Bond Fund Columbia Variable Portfolio – Small Cap Value Fund

Columbia Variable Portfolio – Small Company Growth Fund

Columbia Variable Portfolio – Strategic Income Fund

CTIVP® – AQR Managed Futures Strategy Fund

CTIVP® – Lazard International Equity Advantage Fund

Variable Portfolio – Managed Risk Fund

Variable Portfolio – Managed Risk U.S. Fund

Variable Portfolio – Managed Volatility Conservative Fund

Variable Portfolio – Managed Volatility Conservative Growth Fund Variable Portfolio – Managed Volatility Growth Fund

Variable Portfolio – U.S. Flexible Conservative Growth Fund

Variable Portfolio – U.S. Flexible Growth Fund

Variable Portfolio – U.S. Flexible Moderate Growth Fund

COLUMBIA FUNDS VARIABLE SERIES TRUST II

Columbia Variable Portfolio – U.S. Equities Fund

Variable Portfolio – Columbia Wanger International Equities Fund (each a "Fund" and collectively the "Funds")

April 3, 2020

Columbia Variable Portfolios Announce Change to Joint Special Meeting of Shareholders

Columbia Management Investment Advisers, LLC ("Columbia Threadneedle Investments"), investment manager of the Funds, announced today that, in light of the developing situation with COVID-19 (coronavirus) and the travel advisories in Massachusetts and surrounding areas, shareholders who wish to participate in the joint special meeting of shareholders of the Funds scheduled to occur at its Boston offices on Thursday, April 16, 2020 at 10:00 am (Eastern) will now be able to participate through a conference call at that date and time. Due to current public health circumstances, we strongly encourage shareholders who wish to participate in the meeting to do so via conference call.

For those shareholders who wish to attend the conference call, please email Columbia Threadneedle Investments at serviceinquiries@columbiathreadneedle.com and provide us with your full name and address in order to receive the conference call dial-in information.

For information on Columbia Threadneedle Investments:

Media Relations: Liz Kennedy 617.897.9394 liz.kennedy@ampf.com

Disclaimer

Investors should consider the investment objectives, risks, charges and expenses of a mutual fund carefully before investing. For a free prospectus or a summary prospectus, which contains this and other important information about the funds, visit columbiathreadneedle.com/us. Read the prospectus carefully before investing.

Investment products are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value

The Funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA.

Columbia Management Investment Distributors, Inc.

225 Franklin Street, Boston, MA 02110-2804

© 2020 Columbia Management Investment Advisers, LLC. All rights reserved.